UNITED TRUST GROUP, INC.
5250 S 6TH ST
SPRINGFIELD, IL 62703

BORROWER'S NAME AND ADDRESS
"I" includes each borrower above, jointly and severally.

FIRST NATIONAL BANK OF THE CUMBERLANDS
West main office
1115 West Main Street PO Box 379
Livingston, TN 38570

LENDER'S NAME AND ADDRESS
"You" means the lender, its successors and assigns.

Line of Credit No.  203102286
Date 11/15/2001
Max. Credit Amt.  3300,000. 00
Loan Ref. No.

You have  extended  to me a line of credit in the  AMOUNT  of  **THREE
MILLION   THREE   HUNDRED   THOUSAND   DOLLARS   AND  ZERO**   **CENTS**   $
3300000.00

You  will  make  loans to me from  time to time  until  12:00  -A  m.  on
November  15 , 2002 . Although the line of credit expires on that date, I will remain obligated to perform all my duties under this agreement so long as I owe you any  money  advanced  according  to the  terms  of  this  agreement,  as evidenced by any note or notes I have signed promising to repay these amounts.

This line of credit is an agreement  between you and me. It is not intended that any third  party  receive  any benefit  from this  agreement,  whether by direct payment,  reliance for future payment or in any other manner.  This agreement is not a letter of credit.

1. AMOUNT: This line of credit is:

     ____OBLIGATORY:  You may not refuse to make a loan to me under this line of credit unless one of the following occurs:

          a.   l have borrowed the maximum amount available to me;

          b,   This line of credit has expired;

          c.   I  have   defaulted   on  the  note  (or  notes)  which  show  my
               indebtedness under this line of credit;

          d.   I have  violated  any term of this  line of credit or any note or other  agreement  entered  into in  connection  with this line of credit;

          e.   I have suffered any  deterioration  in my financial  condition as believed or  determined  by you, in your sole  discretion  on the basis of such information as may be available to you from time to time

          f.
               ____________________________________________________________________

     __X__DISCRETIONARY:  You may refuse to make a loan to me under this line of credit once the  aggregate  outstanding  advances  equal or exceed One
          Dollar $ 1.00

Subject to the  obligatory  or  discretionary  limitations  above,  this line of credit is:

     __X__OPEN-END  (Business  or  Agricultural  only):  I may  borrow up to the maximum amount of principal more than one time.

     _____CLOSED-END: I may borrow up to the maximum only one time.

2.PROMISSORY  NOTE: I will repay any advances made according to this line of  credit  agreement  as set  out in the  promissory  note,  I  signed  on originating  this  agreement,  or any  note(s) I sign at a later time which represent  advances under this agreement.  The note(s) set(s) out the terms relating to maturity,  interest rate, repayment and advances.  If indicated
     on the promissory note, the advances will be made as follows:

     a.   Only  upon  such  terms  and  under  such  conditions  as you may deem appropriate at the time each advance is requested.

     3.   RELATED DOCUMENTS: I have signed the following documents in connection with this line of credit and note(s)  entered into in accordance  with this line of credit:

     __X__security agreement dated 11/15/2001

     _____mortgage dated

     _____guaranty dated

4. REMEDIES: If I am in default on the note(s) you may:

          a.   take any action as provided in the related documents;

          b.   without notice to me, terminate this line of credit. By selecting any of these  remedies you do not give up your right to later use any other  remedy.  By  deciding  not to use any remedy  should I default,  you do not waive your right to later consider the event a default, if it happens again.

     5.   COSTS AND FEES:  If you hire an attorney to enforce  this  agreement I will pay your reasonable  attorney's  fees,  where permitted by law. I will  also  pay your  court  costs  and  costs  of  collection,  where permitted by law.

     6.   COVENANTS:  For as long as this  line of  credit is in effect or I owe you money for advances made in accordance  with the line of credit,  I will do the following:

          a.   maintain books and records of my operations  relating to the need for this line of credit;

          b.   permit you or any of your  representatives to inspect and/or copy these records;

          c.   provide to you any  documentation  requested by you which support the reason for making any advance under this line of credit;

          d.   permit you to make any  advance  payable to the seller (or seller and me) of any items being purchased with that advance;

          e.   use  all  funds  advanced  under  this  line  of  credit  for the following and no other purpose(s): REPURCHASE STOCK

          f._________________________________________________________

     7.   NOTICES: All notices or other correspondence with me should be sent to my  address  stated  above.  The  notice  or  correspondence  shall be effective when deposited in the mail,  first class, or delivered to me in person.

     8.   MISCELLANEOUS:  This line of  credit  may not be  changed  except by a written  agreement signed by you and me. The law of the state in which you are located will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective,  unless the law permits you and me to agree to such a variation.

SIGNATURES: I AGREE TO THE TERMS OF THIS LINE OF CREDIT. I HAVE RECEIVED A COPY ON TODAY'S DATE.

FOR THE LENDER
By  /s/ JIM EVANS
      JIM EVANS
      Title VICE PRESIDENT "

UNITED TRUST GROUP, INC.

By  /s/ RANDALL L. ATTKISSON,
      RANDALL L. ATTKISSON
      PRESIDENT

By  /s/ THEODORE C MILLER
     THEODORE C MILLER
     SECRETARY